SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2003

FIDELITY SOUTHERN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22374	58-1416811

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (404) 240-1504

Item 5. Other Events and Required FD Disclosure

     On June 26, 2003, Fidelity issued $15 million floating rate trust preferred securities. The initial pricing of the transaction calls for a floating rate coupon beginning at 4.16%. The rate is determined quarterly. The proceeds from the sale of the trust preferred securities will be applied to the retirement on July 28, 2003, of Fidelity’s 8.5% Subordinated Notes due January 31, 2006, in the principal amount of $15 million. Fidelity will incur expenses of approximately $215,000 related to the early retirement of the 8.5% Subordinated Notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION

	By:	/s/ M. Howard Griffith, Jr.

M. Howard Griffith, Jr.
Chief Financial Officer

Date: June 30, 2003